SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): November 18, 1998

                        GREEN MOUNTAIN POWER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                  VERMONT                                             03-0127430
(State or Other Jurisdiction of Incorporation)     (I.R.S. Employer Identification Number)

                                     1-8291
                             Commission File Number

25 Green Mountain Drive,
South Burlington, Vermont                                                  05403
(Address of Principal Executive Offices)                              (Zip Code)

                                 (802) 864-5731
                         (Registrant's telephone number,
                              including area code)


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Item 5. Other events.

Pending Rate Case Stayed

     On November 18, 1998, by Memorandum of Understanding (MOU), Green Mountain Power Corporation (the Company), the Vermont Department of Public Service and International Business Machines Corporation agreed to stay, effective November 16, 1998, rate proceedings in the Company's current rate case until or after September 1, 1999, or such earlier date as the parties may later agree to or the Vermont Public Service Board (VPSB) may order. The MOU provides for a 5.7 percent temporary retail rate increase, to produce $9.19 million in annualized additional revenue, effective with service rendered December 15, 1998. An additional surcharge will be permitted, without further VPSB order, in order to produce additional revenues necessary to provide the Company with the capacity to finance estimated 1999 Pine Street Barge Canal site expenditures of $5.84 million. In its May 8, 1998 rate case filing with the VPSB, the Company has requested a 12.9 percent rate increase to produce approximately $20.8 million in additional annual revenue. The Company's press release, dated November 18, 1998, announcing the interim rate settlement is attached hereto as Exhibit 99(a) and is incorporated by reference herein.

     The MOU must be approved by the VPSB. The temporary rates, as adjusted by any surcharge related to the Pine Street Barge Canal site described above, will remain in effect until the VPSB issues a final order in the rate case docket.

     The stay and suspension of this pending rate case and the temporary rate levels agreed to in the MOU are designed to allow the Company to continue to provide adequate and efficient service to its customers while it seeks mitigation of its power supply costs.

     Following the stay, which expires on September 1, 1999 or such earlier date as agreed to by the parties or ordered by the VPSB, the remaining proceedings in the case will commence and, as noted above, a final VPSB decision will be issued on December 15, 1999. In the event that the VPSB issues a final order that allows a retail rate increase that is less than the temporary rates, all sums collected in excess of such final rates will be refunded by adjusting rates on a prospective basis, by customer class, to reflect the appropriate refund amounts.

     The MOU does not provide for any specific disallowance of power costs under the Company's purchase power contract with Hydro-Quebec. Issues respecting recovery of such power costs are preserved for future proceedings. The VPSB did impose a power cost disallowance of $5.48 million (annualized) associated with the Hydro-Quebec contract in the Company's last rate case. If the Company is unable to demonstrate a reasonable possibility of mitigation of such power costs, and absent further order from the


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VPSB,  the Company  would likely be required to recognize in the last quarter of
1998 a pre-tax charge equivalent to the $5.48 million Hydro-Quebec power cost disallowance. If the VPSB imposes power cost disallowances greater than $5.48 million for 1999 in its final order in this rate case, potentially greater charges could be recognized during 1999 and subsequent years.

     The Company agreed not to file with the VPSB a petition requesting any further increase in retail electric rates prior to September 1, 1999, except that this MOU does not preclude the Company from filing a request for additional temporary rate increases pursuant to 30 V.S.A. ss.226(a).

     The temporary rates include $1 million that is to be used by the Company for enhanced right of way maintenance and pole testing and treatment.

     The Company's regulatory asset account balances of $5.1 million, which are subject to recovery in this docket, are to be amortized over seven years, beginning January 1999. This balance reflects only the amount filed in this docket, and is related to regulatory commission expense, tree trimming, storm damage and the costs associated with the ice storm of 1998. This amortization period will be subject to review by the VPSB after the expiration of the stay in this docket.

     In the event that the Vermont Supreme Court issues an order reversing the VPSB's orders in the Company's last rate case prior to issuance of a final order in this docket, any resulting adjustments in rates will not become effective until the VPSB issues a final order in this docket. The MOU provides that nothing in it will reduce or limit the Company's entitlement to full recovery of any amounts due the Company if it should prevail on the appeal. See the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998
- Note 4 and Note 5 of "Notes to Consolidated Financial Statements".

     Notwithstanding the interim rate settlement, the Company is unable to predict whether the MOU or other future events, singularly or in combination, could cause its lending banks to refuse to allow further borrowings under the Company's revolving loan agreement, to seek to enter into a new credit agreement with the Company and/or to immediately call in all outstanding loans. If the Company is unable to borrow on a short-term basis, it will evaluate all potential alternatives available at the time, including, but not limited to, the filing of a petition for reorganization under the United States Bankruptcy Code.



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Change in Common Stock Dividend

     On November 23, 1998, the Board of Directors of Green Mountain Power Corporation (the Company) announced a reduction in the quarterly dividend on the Company's common stock from $0.275 per share to $0.1375 per share. The dividend is payable December 31, 1998 to holders of record at the close of business on December 16, 1998. The new indicated annual dividend rate is $0.55 per share compared to the previous rate of $1.10 per share. The Company's press release, dated November 23, 1998, announcing the dividend reduction is attached hereto as
Exhibit 99(b) and is incorporated by reference herein.

     The  Company's  current  dividend  policy  reflects  changes  affecting the electric utility industry, which is moving away from the traditional cost-of-service regulatory model to a competition based market for power supply, as well as earnings projections associated with the rate case developments referred to above. The Company's current environment has prompted the Company to reassess the appropriateness of its traditional dividend policy. The Board of Directors will continue this assessment and adjust the dividend, when appropriate, as the Vermont electricity industry evolves towards competition. In addition, if other events beyond the Company's control cause its financial situation to deteriorate further, the Board of Directors will also consider whether the current dividend level is appropriate or if the dividend should be reduced or eliminated.

Item 7. Financial Statements, ProForma Financial Information and Exhibits

(a)  and (b) --Not applicable

(c)  Exhibits

     99(a) --Press Release dated November 18, 1998
     99(b) --Press Release dated November 23, 1998


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                GREEN MOUNTAIN POWER CORPORATION
                                                            Registrant

                                               By /s/ Edwin M. Norse
                                                 -------------------------------
                                                 Edwin M. Norse
                                                 VICE PRESIDENT, CHIEF FINANCIAL
                                                 OFFICER AND TREASURER

                                               BY /s/ Robert J. Griffin
                                                 -------------------------------
                                                 Robert J. Griffin
                                                 CONTROLLER

DATED: December 3, 1998